Exhibit 99.1

Trilogy Metals Reports Drilling Results from the Sunshine Prospect

VANCOUVER, Nov. 7, 2019 /CNW/ - Trilogy Metals Inc. (TSX/NYSE American: TMQ) ("Trilogy Metals" or the "Company") is pleased to announce the second and final set of assay results from this summer's exploration diamond drilling program at the Sunshine prospect, which is part of the Company's Upper Kobuk Mineral Projects ("UKMP") located in the Ambler mining district of Northwest Alaska.

The Company also is pleased to provide an update on the permitting of the Ambler Mining District Industrial Access Project ("AMDIAP") otherwise known as the Ambler Road.

Based on the Versatile Time Domain Electromagnetic ("VTEM") geophysical survey that we completed this past spring over the Ambler volcanogenic massive sulphide ("VMS") belt and from historical drilling, the most recent drilling targeted the Sunshine prospect, which is approximately eight miles (13 kilometers) from the Arctic Project.  The assay results from five drill holes from the Sunshine prospect comprise 1,196 meters of the 1,357-meter six-hole drill campaign at this prospect.

Drilling Highlights – Sunshine Prospect

At a cutoff grade of 1.5% copper equivalent* the results from the Sunshine prospect are as follows:

  SC19-018 intersected four mineralized intervals of:
    5.2 metres with a copper equivalent grade of 3.93% (2.08% copper, 3.13% zinc, 0.63% lead, 0.15 g/t gold and 41.64 g/t silver);
    6.3 metres with a copper equivalent grade of 2.38% (1.63% copper, 1.45% zinc, 0.09% lead, 0.07 g/t gold and 13.38 g/t silver);
    7.2 metres with a copper equivalent grade of 1.69% (0.72% copper, 2.18% zinc, 0.21% lead, 0.03 g/t gold and 6.64 g/t silver); and
    1.1 metres with a copper equivalent grade of 1.71% (1.53% copper, 0.35% zinc, 0.01% lead, 0.03 g/t gold and 3.67 g/t silver).
  SC19-020 intersected four mineralized intervals of:
    3.4 metres with a copper equivalent grade of 6.54% (4.15% copper, 3.42% zinc, 0.83% lead, 0.26 g/t gold and 74.35 g/t silver);
    1.6 metres with a copper equivalent grade of 3.77% (1.43% copper, 1.65% zinc, 0.40% lead, 0.06 g/t gold and 23.30 g/t silver);
    4.9 metres with a copper equivalent grade of 5.77% (4.47% copper, 3.42% zinc, 0.01% lead, 0 g/t gold and 0.12 g/t silver); and
    2.7 metres with a copper equivalent grade of 3.87% (3.70% copper, 0.44% zinc, 0% lead, 0 g/t gold and 0.40 g/t silver).
  SC19-021 intersected one mineralized interval of:
    9.7 metres with a copper equivalent grade of 6.10% (3.93% copper, 3.00% zinc, 0.77% lead, 0.22 g/t gold and 73.10 g/t silver).
  SC19-022 intersected three mineralized intervals of:
    1.4 metres with a copper equivalent grade of 5.90% (2.89% copper, 4.87% zinc, 1.41% lead, 0.17 g/t gold and 68.30 g/t silver);
    4.2 metres with a copper equivalent grade of 1.85% (0.34% copper, 2.28% zinc, 1.07% lead, 0.07 g/t gold and 30.63 g/t silver); and
    15.3 metres with a copper equivalent grade of 3.08% (1.35% copper, 2.91% zinc, 0.78% lead, 0.16 g/t gold and 32.58 g/t silver).
  SC19-023 intersected one mineralized interval of:
    5.0 metres with a copper equivalent grade of 2.09% (0.87% copper, 1.92% zinc, 0.66% lead, 0.10 g/t gold and 24.69 g/t silver).
* Assumptions used for the copper equivalent calculation were metal prices in USD of $2.90/lb copper, $1.10/lb zinc, $0.90/lb lead, $1,250/oz gold, and $18/oz silver and recovery is assumed to be 100% as no metallurgical test data is available. The following equation was used to calculate copper equivalence: CuEq = Copper (%) + (Zinc (%) x 0.379) + (Lead (%) x 0.310) + (Gold (g/t) x 0.629) + (Silver (g/t) x 0.009).

James Gowans, Interim President and CEO of Trilogy Metals commented, "The grades and widths of mineralization found at the Sunshine prospect are very similar to what we see at the Arctic project and I expect that with more drilling that we can delineate more mineralization at Sunshine. I also note that the Sunshine prospect is just one of dozens of prospects found within the 70-mile (100 kilometer) long Ambler VMS Belt which has the potential to be one of the most prolific mining districts in the world."

Ambler Mining District Industrial Access Project

On October 29, 2019 the comment period closed for the AMDIAP Draft Environmental Impact Statement ("EIS"). The Bureau of Land Management ("BLM"), which is the lead agency, is now incorporating the comments into the final EIS. The BLM is expected to provide an update on the timing of the completion of the final EIS at a later date. The Company wishes to express its sincere appreciation to the BLM for making progress on the EIS process. For more information on the permitting process for the AMDIAP please go to BLM Ambler Road.

Sunshine Prospect

At Sunshine, which is located approximately eight miles (13 kilometers) from the Arctic Project, the Company drilled six holes comprising 1,357 meters. On September 10, 2019, the Company released the results from drill hole SC19-019 which contained copper-zinc-lead-gold-silver mineralization (For more information on this press release please go to TMQ Bornite Sunshine Drilling September 10 2019.

The Sunshine prospect lies within a north-facing alpine cirque west of the Shungnak River and just south of the eastward flowing Sunshine Creek.  The Ambler VMS-style mineralization was discovered by Bear Creek Mining Company in 1969 and is exposed on an east trending ridge.  The rock units exposed are typical of the Ambler Schist sequence that hosts the Arctic deposit and include quartz +/- feldspar and chlorite schist, graphitic and graphitic quartz schist, marble and calcareous schist.  Massive and semi-massive sulphide mineralization, consisting of chalcopyrite, sphalerite, galena, and tetrahedrite/tennantite, occurs in 0.1 metre to 8-metre bands generally at a contact between graphitic and calcareous schist.

Results for Sunshine are presented in Table 1 at a cutoff grade of 1.5% copper equivalent.  All the intersected widths are close to normal to stratigraphy and therefore can be considered to be true widths. Results at a more selective higher-grade cutoff of 2.5% copper equivalent are also presented in Table 2 to show locally higher-grade intervals.  Table 3 shows the drill hole locations.  Figure 1 shows the location of the drill holes on a plan map and Figure 2 shows a cross-section through drill holes SC19-018, SC19-021 and SC19-022.

Table 1 - 1.5% Cu Eq cut-off* with maximum 2 m internal waste – Minimum 1.0 m interval

Hole	From (m)	To (m)	Length (m)	Cu (%)	Zn (%)	Pb (%)	Au (g/t)	Ag (g/t)	CuEq (%)*
SC19-018	139.52	144.76	5.24	2.08	3.13	0.63	0.15	41.64	3.93
	238.72	245.06	6.34	1.63	1.45	0.09	0.07	13.38	2.38
	247.86	255.06	7.20	0.72	2.18	0.21	0.03	6.64	1.69
	260.46	261.60	1.14	1.53	0.35	0.01	0.03	3.67	1.71
SC19-020	176.37	179.74	3.37	4.15	3.42	0.83	0.26	74.35	6.54
	188.55	190.10	1.55	1.43	1.65	0.40	0.06	23.30	3.77
	204.15	209.09	4.94	4.47	3.42	0.01	0.00	0.12	5.77
	219.30	221.98	2.68	3.70	0.44	0.00	0.00	0.40	3.87
SC19-021	146.62	156.28	9.66	3.93	3.00	0.77	0.22	73.10	6.10
SC19-022	114.12	115.47	1.35	2.89	4.87	1.41	0.17	68.30	7.96
	130.40	134.61	4.21	0.34	2.28	1.07	0.07	30.63	1.85
	143.73	159.01	15.28	1.35	2.91	0.78	0.16	32.58	3.08
SC19-023	163.50	168.51	5.01	0.87	1.92	0.66	0.10	24.69	2.09

* Assumptions used in USD for the copper equivalent calculation were metal prices of $2.90/lb copper, $1.10/lb zinc, $0.90/lb lead, $1,250/oz gold, and $18/oz silver and recovery is assumed to be 100% as no metallurgical test data is available. The following equation was used to calculate copper equivalence: CuEq = Copper (%) + (Zinc (%) x 0.379) + (Lead (%) x 0.310) + (Gold (g/t) x 0.629) + (Silver (g/t) x 0.009).

Table 2 - 2.5% Cu Eq cut-off* with maximum 2 m internal waste – Minimum 1.0 m interval

	From (m)	To (m)	Length (m)	Cu (%)	Zn (%)	Pb (%)	Au (g/t)	Ag (g/t)	CuEq (%)*
SC19-018	139.52	144.76	5.24	2.08	3.13	0.63	0.15	41.64	3.93
	241.80	244.26	2.46	2.19	2.97	0.13	0.10	20.90	3.61
	253.64	255.06	1.42	1.16	3.78	0.13	0.02	6.50	2.70
SC19-020	176.37	179.74	3.37	4.15	3.42	0.83	0.26	74.35	6.54
	204.15	209.09	4.94	4.47	3.42	0.01	0.00	0.12	5.77
	219.30	221.98	2.68	3.70	0.44	0.00	0.00	0.40	3.87
SC19-021	146.62	156.28	9.66	3.93	3.00	0.77	0.22	73.10	6.10
SC19-022	114.12	115.47	1.35	2.89	4.87	1.41	0.17	68.30	7.96
	143.73	159.01	15.28	1.35	2.91	0.78	0.16	32.58	3.08
SC19-023	163.50	168.51	5.01	0.87	1.92	0.66	0.10	24.69	2.09

* Assumptions used in USD for the copper equivalent calculation were metal prices of $2.90/lb copper, $1.10/lb zinc, $0.90/lb lead, $1,250/oz gold, and $18/oz silver and recovery is assumed to be 100% as no metallurgical test data is available. The following equation was used to calculate copper equivalence: CuEq = Copper (%) + (Zinc (%) x 0.379) + (Lead (%) x 0.310) + (Gold (g/t) x 0.629) + (Silver (g/t) x 0.009).

Table 3 – Sunshine Drill Hole Locations

Hole	East (m)	North (m)	Elevation (m)	Azimuth	Dip	Length (m)
SC19-018	601748	7457922	776	15	-52	296
SC19-020	601863	7457873	766	70	-48	230
SC19-021	601862	7457872	766	70	-79	213
SC19-022	601692	7457866	777	345	-80	204
SC19-023	601692	7457868	776	345	-45	253

Figure 1 - Map Showing Location of 2019 Drilling Program at Sunshine (CNW Group/Trilogy Metals Inc.)

Figure 2 - Cross Section of Sunshine Drilling Showing Drilling Results (CNW Group/Trilogy Metals Inc.)

QA/QC Program

The drill program, sampling protocol, and data verification were managed by qualified persons employed by the Company. Diamond drill holes were typically collared and drilled to depth HQ for the Sunshine holes.  Samples were collected using a 0.2-metre minimum length, a 2.5-metre maximum length and a 1.5-metre average sample length. Drill core recovery averaged 95% for Sunshine core. Three quality control samples (one blank, one standard and one duplicate) were inserted into each batch of 20 samples. The drill core was sawn, with half sent to ALS Minerals in Fairbanks for sample preparation and the sample pulps forwarded to ALS's North Vancouver facility for analysis. ALS Minerals is an independent facility certified as ISO 9001:2008 and accredited to ISO / IEC 17025:2005 from the Standards Council of Canada. The Company will submit 5% of the assay intervals from prospective lithologies to an independent check assay lab.

Qualified Persons

Andrew W. West, Certified Professional Geologist, Exploration Manager for Trilogy Metals Inc., is a Qualified Person as defined by National Instrument 43-101. Mr. West has reviewed the technical and scientific information in this news release and approves the disclosure contained herein.

About Trilogy Metals

Trilogy Metals Inc. is a metals exploration and development company focused on exploring and developing the Ambler mining district located in northwestern Alaska. It is one of the richest and most-prospective known copper-dominant districts located in one of the safest geopolitical jurisdictions in the world. It hosts world-class polymetallic VMS deposits that contain copper, zinc, lead, gold and silver, and carbonate replacement deposits which have been found to host high-grade copper and cobalt mineralization. Exploration efforts have been focused on two deposits in the Ambler mining district - the Arctic VMS deposit and the Bornite carbonate replacement deposit. Both deposits are located within the Company's land package that spans approximately 143,000 hectares. The Company has an agreement with NANA Regional Corporation, Inc., a Regional Alaska Native Corporation that provides a framework for the exploration and potential development of the Ambler mining district in cooperation with local communities. Our vision is to develop the Ambler mining district into a premier North American copper producer.

Cautionary Note Regarding Forward-Looking Statements

This press release includes certain "forward-looking information" and "forward-looking statements" (collectively "forward-looking statements") within the meaning of applicable Canadian and United States securities legislation including the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein, including, without limitation, the Company's ability to delineate additional mineralization at the Sunshine prospect and the timing and status of the final EIS, are forward-looking statements. The assay results disclosed in this press release should not be considered representative of other drilling results for the 2019 drilling campaign. Forward-looking statements are frequently, but not always, identified by words such as "expects", "anticipates", "believes", "intends", "estimates", "potential", "possible", and similar expressions, or statements that events, conditions, or results "will", "may", "could", or "should" occur or be achieved. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from the Company's expectations include the uncertainties involving success of exploration, permitting timelines, requirements for additional capital, government regulation of mining operations, environmental risks, unanticipated reclamation expenses, supplies and services the interpretation of drill results, the need for additional financing to explore and develop properties and availability of financing in the debt and capital markets; uncertainties involved in the interpretation of drilling results and geological tests; the need for cooperation of government agencies and native groups in the development and operation of properties; the need to obtain permits and governmental approvals; unanticipated variation in geological structures, metal grades or recovery rates; unexpected cost increases, which could include significant increases in estimated capital and operating costs; fluctuations in metal prices and currency exchange rates; and other risks and uncertainties disclosed in the Company's Annual Report on Form 10-K for the year ended November 30, 2018 filed with Canadian securities regulatory authorities and with the United States Securities and Exchange Commission and in other Company reports and documents filed with applicable securities regulatory authorities from time to time. The Company's forward-looking statements reflect the beliefs, opinions and projections on the date the statements are made. The Company assumes no obligation to update the forward-looking statements or beliefs, opinions, projections, or other factors, should they change, except as required by law.

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SOURCE Trilogy Metals Inc.

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For further information: Company Contact: Patrick Donnelly, Vice President, Corporate Communications & Development, patrick.donnelly@trilogymetals.com, 604-630-3569; 604-638-8088 or 1-855-638-8088

CO: Trilogy Metals Inc.

CNW 06:30e 07-NOV-19